UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549



                                    Form 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  November 2, 2000
                Date of Report (Date of earliest event reported)


                     MID-AMERICA APARTMENT COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)



        TENNESSEE                   1-12762                 62-1543819
        ---------                   -------                 ----------
(State of Incorporation)    (Commission File Number)    (I.R.S. Employer
                                                      Identification Number)




                          6584 POPLAR AVENUE, SUITE 340
                            MEMPHIS, TENNESSEE 38138
                    (Address of principal executive offices)



                                 (901) 682-6600
               Registrant's telephone number, including area code





             (Former name or address, if changed since last report)

Item 7.   Financial Statements and Exhibits
          c.   Exhibits
               Exhibit 99.1  Press Release
               Exhibit 99.2  Supplemental Data

Item 9.  Regulation FD


On November 2, 2000, the Registrant issued a press release announcing its results for the third quarter of 2000. The related press release is attached hereto as Exhibit 99.1.

Attached as Exhibit 99.2 is supplemental data to the financial information contained in the November 2, 2000 press release.

On November 3, 2000, the Registrant held its third quarter 2000 conference call. The following is the script from that conference call.



Third Quarter 2000 Conference Call                  November 3, 2000


Welcome to our commentary on Mid-America's third quarter earnings release yesterday afternoon. This is George Cates, CEO, and with me are Eric Bolton, President and COO and Simon Wadsworth, CFO.

We'll not repeat particulars from that release, except for highlights. If you've not seen the release or would like a copy of our supplemental data, just contact Michelle Sargent at Mid-America or check our web site at www.maac.net.

Before we begin, I would like to observe that some of our discussions this morning will involve forward-looking statements. Please refer to the safe-harbor language included in our press release and our 34-Act filings with the Securities and Exchange Commission (which are available at www.sec.gov), which describe certain risk factors that may impact our future results. This call is being recorded and members of the press may be participating.

Highlights of our  announcement  yesterday are that

o Funds From Operations were 67 cents per share for the third quarter, in line with forecasts and consensus

o New development properties are leasing up as expected, performing well, and making a steadily growing contribution to both value and FFO per share.

o Occupancy remains strong and resident turnover dropped as further evidence that homebuying pressures are easing.

o Our capital structure risk was further reduced.

o Almost 8% of our common equity has been repurchased in the last five quarters.

o Eric is to become CEO in September, 2001 under our formal succession plan

o And we won additional awards: the top national award for Community Service and numerous awards for portfolio excellence - more independent testimony to the superiority of our properties. The most important votes of that superiority are by our customers.


Recently a regional peer company announced a big reduction in their development plans and earnings, also commenting on the highly competitive markets in which we all operate and the damage done to their earnings and balance sheet by their dependence upon variable rate debt. We believe that they over-dramatized the situation. Their remarks did not apply to Mid-America.

o We said, 18 months ago, that it was time to reduce development commitments in our markets, and proceeded to do so.

o The markets in which we each operate continue to be more-or-less in balance, with some slight oversupply. There has been no dramatic shift from the outlook that we've foreseen over the past several quarters, nor is there now.

o We're accustomed to operating in a competitive environment, and like to stay ahead of the markets and market trends. Eric will address how we're continuing to outperform our regional market norms.

o We've reduced our dependence upon conventional variable rate debt to 9% and have very little interest rate exposure risk. We continually gain balance sheet flexibility as our development pipeline matures.

Our share prices were immediately caught in a market downdraft induced by their announcement, which had virtually no relation to our position.

Bolton: Operating results for the third quarter reflect continued strong occupancy performance as well as improving trends in unit turnover. Occupancy within our stabilized portfolio of properties has been 95% or better for 6 consecutive quarters with resident turnover down 6% for this most recent quarter. In addition to consistently strong occupancy performance, we are generating a steady improvement in rent growth with same store rent growth in the third quarter at 2.9%, the highest we've seen in four quarters. Somewhat offsetting these improving trends and strong occupancy results is continued pressure from concession costs as several of our properties face new development competition.

While job growth and new supply absorption continues to be generally stable throughout the Southeast and Texas markets, new development activity is currently creating pockets of market weakness in several locations. However, we remain comfortable with the stability of our markets as a whole and with the solid portfolio diversification we have in our large, middle and small tier markets throughout the region. The Southeast and Texas continues to generate very stable apartment housing demand and represents a number of the strongest job growth markets in the country. While new development will still over supply markets on occasion, we do see more discipline in the capital markets and remain confident that the pockets of over supply within our markets are temporary. In other words, it's pretty much business as usual in this highly competitive business.

Thus, we continue to aggressively manage the fundamentals and operate our properties with our traditionally strong "hands on" intensity. As noted in the supplemental information to the press release, our portfolio's occupancy outperformed the market again for this most recent quarter. Additionally, with our markets on an weighted average basis generating 2.6% rent growth, our properties also outperformed the market's rent growth for the third quarter. This above market performance is a strong statement about the quality of our properties, their superior locations and the intensity of our property management operation.

As anticipated, property operating expense growth was slightly higher in the third quarter than what we've seen over the last four quarters. Overall operating expense control remains strong. The majority of the property level operating expense pressure was limited to temporary marketing and advertising expense, as well as an increase in property and casualty insurance costs. With the hardening of the insurance markets since the first of the year, we incurred an increase in premium cost of 15% for the current policy year. Despite these increases and a comparison to a very strong prior year property level expense growth performance of only .2%, we were able to contain same store expense growth in the third quarter to 2.6%.

Our water meter program continues to make very solid progress and steadily growing contributions. Same store portfolio utility expenses posted a 10% decline from the third quarter of last year. While we expect there to be some leveling off in the significant gains we made over the last two years in lowering water expense, we do expect to see some continued growth in the benefits associated with this initiative for the next couple of quarters. In general, we expect to see continued strong performance from our utility expense management program. We are unaffected by any potential run-up in heating oil or natural gas costs as virtually all of our properties are fully electric with the costs paid for by the resident.

Our new development pipeline continues to lease up very well. We are off to a strong start with leasing at Grand View in Nashville where we took delivery of our first units early in the third quarter. We are currently 100% leased in the 129 units delivered to date. Overall, our lease up properties continue to meet expectations and although we expect some moderation in occupancy gains over the slower leasing winter season, we are on track for stabilizing the bulk of the existing pipeline in the second quarter of next year. At quarter end our overall leased status was 68% of those units turned over for leasing. We remain on target for completing lease up of three of our new development properties in the second quarter of next year. In addition, we continue to forecast initial delivery of units at our phase III expansion of our Reserve at Dexter Lake property in the second quarter.

Ancillary income programs continued to grow during the quarter with non-rental income up 42% over last year. Revenues from our telephone service sales program have grown by 33% year to date. In addition, during the quarter we initiated sales of our new high speed internet service at 15 properties. We are working through the wiring and installation process for this new internet service and plans are to have the entire portfolio of units high-speed internet accessible by the end of the first quarter; laying the foundation for continued aggressive growth of non-rental income as the programs begin to mature in 2002.

Wadsworth: During the 3rd quarter we continued to upgrade the portfolio through asset sales. We sold Whispering Oaks, a 22-year old property with 207 units in Little Rock, Arkansas, for net proceeds of $6.2 million with an effective cap rate of 8.9%. In October we sold two small properties, Riverwind and 2000 Wynnton, in Columbus, GA totaling 116 units for net proceeds of $2.9 million. These 17-year old assets were sold at an average cap rate of 9.5%.

We plan to sell several other properties which are at various stages of negotiation. We have a contract to sell one 28-year old property this month for net proceeds of $5.4 million. We expect to sell two additional older properties next year for $13 million.

As we have previously stated, we will fund the development pipeline through use of our credit facilities, and as of today have $42 million available on our credit line, although these asset sales will assist in maintaining our leverage at our desired level. This quarter we anticipate investing a total of $9 million in development, leaving a balance of $16.5 million to complete the program next year. We are projecting improving balance sheet flexibility and coverages as leasing continues; we are comfortable with our level of debt and preferred stock, and intend to manage the business within the existing balance sheet parameters. Likewise, our dividend coverage is sound and steadily improves along with the development lease-up. We continue to evaluate opportunities to recycle assets into share repurchases but at present we are focussed on maintaining our balance sheet strength until the bulk of our development properties are completed and further stabilized.

As of the end of October, our developments at Reserve at Dexter Lake Phase II, Kenwood Club, and Grande Reserve in Lexington are complete, representing a total investment of almost $68 million. Eric has detailed lease-up information on these properties; we reached 80% occupancy as of the end of October at Reserve at Dexter Phase II, with Kenwood Club at 68% and Grande Reserve at 48% occupancy. Overall we continue to be pleased with the lease up progress on these properties and at Grande View Nashville which is still under construction (with completion anticipated in the first quarter of next year).

On an annualized basis, our recurring capital expenditures have averaged $400/unit for the first three quarters of this year, which reflects our full year plan. With fully-diluted FFO for the first nine months of $2.08/share, FAD is $1.63/share, and free cash flow (including non-cash amortization of deferred financing costs and non-real estate depreciation) is $1.75/share, slightly ahead of our distributions.

At $25 million, our development in process at quarter end was less than half of the level three months ago, which reflects the effective completion of the three developments that I mentioned. We do have a substantial, but declining, earnings drag from the unoccupied units, but our financial strength (and value per share) is projected to grow steadily with our leasing activity this quarter and through the next two years.

As anticipated in the last conference call, G & A expense decreased to 6.5% of revenues from 6.8% for the same quarter last year, an absolute reduction of $149,000. For the full year, we continue to forecast G & A to increase less than 4% over last year's $14.5 million. We presently incorporate our property bonuses in our G & A which exaggerates the apparent G & A expense; we intend next year to capture these bonuses in property expense. Our overhead continues to be in line or below others in our industry.

We have received approval of an increase of our Fannie Mae credit facility to almost $300 million, where we are borrowing at less than 67 bp over three month Libor. We announced previously we have fixed the rate on $65 million of this at 7.71%, and have swapped a further $50 million of this credit facility (of which $186 million is outstanding) at an effective rate of 7.45%.

As we said in the press release, we continue to forecast FFO/share of 71 cents for the last quarter of this year and $2.90 for next year, with a 70 cent first quarter. The most important variables continue to be meeting our same-store NOI growth projection of around 2.5%, and our lease-up expectations for the development properties. As Eric has mentioned, markets continue to be competitive, but we believe that our projections are realistic. We see earnings accelerating as the development pipeline matures, with significant improvement next year and in 2002 as well.

Cates: We have sold almost $200 million in assets since early 1999, adding share value through both new development and share repurchase. Most of those sold were older, higher cap rate properties; all showed sound cash flow. Since on the other hand any new development property is a temporary drag on earnings until leased up, these transactions created a short-term drop of FFO/share in 1999 - even carrying through to roughly 12 cents per share for this current year. We expect to recover that, and more, as the new properties mature over the next couple of years. We know that we're adding substantially to value, but we must complete the passage through the remaining short-term pressure on earnings induced by these productive transactions, all reflected in our forecasts and consensus.

(Q & A Followed)

A comment relating to share purchase that arose in the conference call:

The decision to start a Reserve at Dexter Phase III, was made before MAA's price dropped 10%, an example of the difficulty in managing a long term business on short term market swings.

The above project is a third phase of a large development. We believe it is in the best economic interest of shareholders to complete the project; also the company saved substantial construction dollars and also gained numerous intangible benefits from using the same construction crew by proceeding with construction immediately after the completion of Phase II.

In order to maintain our balance sheet strength and maintain leverage as at present, the proceeds of any asset sales would need to be used to pay down debt disproportionately to our capital structure. Earnings and value per share additions would be very modest, at best.. Once the development pipeline matures, flexibility to move rapidly to repurchase shares improves. As indicated on the call, for various reasons we do not believe that it is necessarily the best time to be selling apartment assets in our markets at present. Sale cap rates are less attractive now than throughout 1999 and early 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         MID-AMERICA APARTMENT COMMUNITIES, INC.



Date:  November 3, 2000                            /s/ Simon R.C. Wadsworth
      -----------------                            -----------------------------
                                                   Simon R.C. Wadsworth
                                                   Executive Vice President
                                                   (Principal Financial and
                                                    Accounting Officer)